AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 2008
                   Registration Statement No. 333-144485
     _________________________________________________________________

                             UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1 TO
                                FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                       __________________________

                     ANHEUSER-BUSCH COMPANIES, INC.
         (Exact name of registrant as specified in its charter)

                Delaware                   43-1162835
       (State or other jurisdiction        (IRS Employer
       of incorporation or organization)   Identification No.)

                            One Busch Place
                       St. Louis, Missouri 63118
                (Address of principal executive offices)
                         ______________________

                     ANHEUSER-BUSCH COMPANIES, INC.
        2006 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                        (Full title of the plan)
                         __________________________

    JoBeth G. Brown, Esq.              Copies to:
    Vice President and Secretary       Geetha Rao Sant, Esq.
    Anheuser-Busch Companies, Inc.     The Stolar Partnership LLP
    One Busch Place                    911 Washington Avenue, 7th Fl
    St. Louis, Missouri 63118          St. Louis, Missouri 63101
  (Name and address of agent for service)

    (314) 577-3314
  (Telephone number, including area code, of agent for service)


    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

    Large Accelerated Filer [X]        Accelerated Filer [ ]

    Non-Accelerated Filer [ ]          Smaller reporting company [ ]
    (Do not check if a smaller reporting company)


  EXPLANATORY STATEMENT

  Anheuser-Busch Companies, Inc. (the "Registrant") is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities previously registered for issuance under the Anheuser-Busch Companies, Inc. 2006 Restricted Stock Plan for Non-Employee Directors (the "2006

  Plan") by the Registrant pursuant to its Registration Statement on Form S-8 (Registration No. 333-144485), which was filed with the Securities and Exchange Commission (the "Commission") on July 11, 2007 (the "2007 Registration Statement") relating to shares previously issued or to be issued under the 2006 Plan and under the Anheuser-Busch Companies, Inc. Non-Employee Director Elective Stock Acquisition Plan (the "Elective Stock Plan"). On April 23, 2008, the shareholders of the Registrant approved the Anheuser-Busch Companies, Inc. 2008 Long-Term Equity Incentive Plan for Non-Employee Directors (the "2008 Plan"), and, in connection therewith, no further awards will be made under the 2006 Plan. Accordingly, the Registrant hereby withdraws from registration under the 2007 Registration Statement the 86,500 shares of the Registrant's common stock that have not been and will not be issued under the 2006 Plan, but which will instead be available for issuance under the 2008 Plan. A registration statement on Form S-8 with respect to the 2008 Plan is being filed with the Commission concurrently with this Post-Effective Amendment No. 1.

  The 2007 Registration Statement, including the reoffer prospectus included in the 2007 Registration Statement, shall remain in effect for purposes of shares previously issued under the 2006 Plan and the Elective Stock Plan and shares to be issued under the Elective Stock Plan.


                                   SIGNATURES

  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on April 23, 2008.

                                       ANHEUSER-BUSCH COMPANIES, INC.


                                       By: /S/ JOBETH G. BROWN
                                               JoBeth G. Brown,
                                           Vice President and Secretary

  Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated:

  Signature                  Title               Date

   AUGUST A. BUSCH IV*       President and       April 23, 2008
  (August A. Busch IV)       Chief Executive
                             Officer and
                             Director (Principal
                             Executive
                             Officer)

   W. RANDOLPH BAKER*        Vice President and  April 23, 2008
  (W. Randolph Baker)        Chief Financial
                             Officer (Principal
                             Financial Officer)

   JOHN F. KELLY*            Vice President      April 23, 2008
  (John F. Kelly)            and Controller
                             (Principal
                             Accounting Officer)

   AUGUST A. BUSCH III*      Director            April 23, 2008
  (August A. Busch III)

   CARLOS FERNANDEZ G.*      Director            April 23, 2008
  (Carlos Fernandez G.)

   JAMES J. FORESE*          Director            April 23, 2008
  (James J. Forese)

   JAMES R. JONES*           Director            April 23, 2008
  (James R. Jones)

   VERNON R. LOUCKS, JR.*    Director            April 23, 2008
  (Vernon R. Loucks, Jr.)

   VILMA S. MARTINEZ*        Director            April 23, 2008
  (Vilma S. Martinez)

  ______________________     Director            April 23, 2008
  (William Porter Payne)

   JOYCE M. ROCHE'*          Director            April 23, 2008
  (Joyce M. Roche')

   HENRY HUGH SHELTON*       Director            April 23, 2008
  (Henry Hugh Shelton)

   PATRICK T. STOKES*        Director            April 23, 2008
  (Patrick T. Stokes)

  ______________________     Director            April 23, 2008
  (Andrew C. Taylor)

  ______________________     Director            April 23, 2008
  (Douglas A. Warner III)

  EDWARD E/ WHITACRE, JR.*   Director            April 23, 2008
  (Edward E. Whitacre, Jr.)



                                    * By: /S/ JOBETH G. BROWN
                                              JoBeth G. Brown
                                              Attorney-in-Fact


                             EXHIBIT INDEX

  Exhibit 24.1

  Power of Attorney executed by certain directors and officers of the Registrant.